UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrants [ ] Check the appropriate box:
 [ ]   Preliminary Proxy Statement
 [X]   Definitive Proxy Statement
 [ ]   Definitive Additional Materials
 [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            HAMPSHIRE GROUP, LIMITED
                (Name of Registrant as Specified in its Charter)

                          Charles W. Clayton, Secretary
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 [X] $125 per Exchange  Act Rules  0-11(c) (1) (ii),  14a-6(i)  (1), or 14a-6(j)
     (2).
 [ ] $500 per each party to the  controversy  pursuant to Exchange Act Rule
     14a-6(i) (3).
 [ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)
     (4) and 0-11.

     1) Title of each class of securities to which transaction applies: _______
     2) Aggregate number of securities to which transaction applies:  _________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __________________________
     4) Proposed maximum aggregate value of transaction: ______________________

 [ ] Check box if any part of the fee is offset as  provided  by  Exchange
     Act Rule 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amounts previously paid: ______________________________
     2) Form, Schedule or Registration Statement No.: _____________
     3) Filing Party: _________________________________________
     4) Date Filed: __________________________________________

                            Hampshire Group, Limited
                             215 Commerce Boulevard
                         Anderson, South Carolina 29625
                                  April 5, 1999



Dear Fellow Stockholders:

     The 1999 Annual Meeting of Stockholders will be held at The Princeton Club, 15 West Forty-Third Street, New York City, on Wednesday, May 5, 1999 at 10:00 o'clock A.M. All Stockholders are welcome and encouraged to attend this meeting. An official Notice of Annual Meeting, which includes information about the matters scheduled for consideration at the Meeting, appears on the next page of this Proxy.

     After the formal part of the Meeting, members of management will be making a presentation about the Company's recent performance and plans for the future. This will be followed by an opportunity to question the management group, or to comment on matters pertaining to Hampshire Group, Limited.

     I sincerely hope that you will be able to attend the Annual Meeting, but in any event, please mark and sign your Proxy and return it to the Company. If you attend the meeting in person and wish to change your vote, you may do so at that time.

                                      Sincerely,


                                      /s/ Ludwig Kuttner
                                      --------------------------
                                      Ludwig Kuttner
                                      Chairman of the Board
                                      and Chief Executive Officer

                            Hampshire Group, Limited
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at The Princeton Club, 15 West Forty-Third Street, New York, New York on May 5, 1999, at 10:00 A.M. to consider and act on the following proposals:

     1.The election of six Directors to serve until the next Annual Meeting of Stockholders; and

     2.Any other business which may properly come before the Meeting, or any and all adjournments thereof.

     Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 1, 1999, as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, and form of Proxy are being mailed together with this Notice.

     Please complete and return to the Company the enclosed Proxy, whether or not you plan to be present at the meeting. If you attend the meeting, you may revoke your Proxy if you choose to cast your vote in person.



                                    By Order of the Board of Directors,


                                    /s/ Charles W. Clayton
                                    -------------------------------------
Anderson, South Carolina            Charles W. Clayton
April 5, 1999                       Secretary

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625


                                 PROXY STATEMENT

     The accompanying Proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders to be held at The Princeton Club, 15 West Forty-Third Street, New York, New York, on May 5, 1999, at 10:00 A.M., or at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about April 10, 1999 to Stockholders of record as of April 1, 1999 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders the Notice, Proxy Statement and Proxy, are to be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary and in order to ensure sufficient representation, officers and employees of the Company may, without additional remuneration, solicit proxies from Stockholders by telephone or personal interviews.

     Properly signed and dated Proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

    (1) FOR the election as Directors of the Company those six persons designated as nominees.

     Any Stockholder giving the Proxy enclosed with this statement may cast a vote in person by revoking the Proxy at the Annual Meeting. Any Proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

                            OUTSTANDING VOTING STOCK

     As of the Record Date, there were 4,208,246 shares of Common Stock, par value $0.10 per share, (the "Common Stock") eligible to vote at the 1999 Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

Beneficial Ownership

     The following table sets forth certain information regarding the ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the Proxy Statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed below have: (x) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and (y) record and beneficial ownership with respect to their shares of Common Stock of the Company.

                        BENEFICIAL OWNERSHIP TABLE
         Name                                                Shares     Percent
--------------------------------------------------------------------------------
Ludwig Kuttner - Estouteville, Keene VA 22946              879,831 (1)   19.80%
Beatrice Ost-Kuttner - Estouteville, Keene VA 22946        916,137 (2)   21.77%
Hans W. Schmidig - Bleicherweg 39, CH-8027, Zurich,
  Switzerland                                              481,386       11.44%
Peter W. Woodworth - 702 Main Street, Winona MN 55987      321,204 (3)    7.63%
Fidelity Low-Price Stock Fund - 82 Devonshire St.,
  Boston MA 02109                                          300,700        7.15%
Eugene Warsaw                                              120,258 (4)    2.81%
Charles W. Clayton                                         118,275 (8)    2.79%
Herbert Elish                                               33,821 (5)      *
Harvey L. Sperry                                            30,703 (6)      *
H. Edward Hurley                                            20,374 (8)      *
Joel Goldberg                                                  715 (7)      *
All directors and executive officers as a group
  (eight persons)                                        1,525,181       33.51%
--------------------------------------------------------------------------------
*Less than 1%.


                         (Footnotes continued on Page 3)

                       (Footnotes continued from Page 2)

(1) (Ludwig Kuttner) Includes 72,727 shares issuable upon exercise of warrants, 161,761 shares issuable under presently exercisable options and 118,351 shares purchased under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"); but does not include shares held by Mrs. Ost-Kuttner and 189,636 shares held by their adult sons, as to which Mr. Kuttner disclaims beneficial ownership.

(2) (Beatrice Ost-Kuttner) Does not include shares held by Mr. Kuttner and 189,636 shares held by their adult sons, as to which Mrs. Ost-Kuttner disclaims beneficial ownership.

(3) (Peter W. Woodworth) Includes 2,250 shares issuable under presently exercisable options and 11,615 shares purchased under the Company's Common Stock Purchase Plan; but does not include 71,511 shares held by his spouse, as to which Mr. Woodworth disclaims beneficial ownership.

(4) (Eugene Warsaw) Includes 250 shares of Common Stock held by the children of Mr. Warsaw, 48,666 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan and 70,342 shares of Common Stock issuable under presently exercisable options.

(5) (Herbert Elish) Includes 22,000 shares of Common Stock held by his spouse and 11,821 shares of Common Stock purchased for the account of Mr. Elish under the Common Stock Purchase Plan.

(6) (Harvey L. Sperry) Includes 17,158 shares of Common Stock purchased under the Common Stock Purchase Plan.

(7) (Joel Goldberg) Consists of shares of Common Stock purchased for the account of Dr. Goldberg under the Common Stock Purchase Plan.

(8) Includes, respectively, for Messrs. Clayton and Hurley 40,798 and 14,824 shares of Common Stock purchased under the Common Stock Purchase Plan and 30,535 and 5,250 shares issuable under presently exercisable options.

Quorum Requirements

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.

Item 1.   ELECTION OF DIRECTORS

     At the Annual Meeting, six Directors of the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified. The Board of Directors of the Company is soliciting Proxies for the election of the persons named below. Should any of these nominees not remain a candidate at the time of the Annual Meeting, Proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. Directors will be elected by the vote of the holders of a majority of the stock present in person or represented by Proxy at the Annual Meeting.

Nominees

     The six persons listed below have been nominated for election as Directors of Hampshire Group, Limited and each is currently a Director of the Company.

Ludwig Kuttner                      Age 52                  Director since 1977
Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

Herbert Elish                       Age 65                  Director since 1986
Mr. Elish is the former Chairman of the Board and Chief Executive Officer of Weirton Steel Corporation, having served in that position from 1987 through 1995. Presently, Mr. Elish serves as Executive Director of The Carnegie Library of Pittsburgh.

Joel Goldberg                       Age 53                  Director since 1998
Dr. Goldberg is a licensed therapist and has been a human resources consultant for thirty years. He is the founder and President of Career Consultants, Inc., an international human resources consulting firm, and the President of SKA Associates, an employment search firm. Dr. Goldberg serves on the Board of Directors of several companies, including Phillips-Van Heusen Corporation, Merrimac Industries, Inc., Marcal Paper Company and Modell's Inc.

Harvey L. Sperry                    Age 69                  Director since 1977
Mr. Sperry has been a Partner in the law firm of Willkie Farr & Gallagher since 1964. Willkie Farr & Gallagher renders legal services for the Company.

Eugene Warsaw                       Age 71                  Director since 1994
Mr. Warsaw has served as President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. He served as President and Chief Executive Officer of the Private Label Sportswear division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 through 1986.

Peter W. Woodworth                  Age 52                  Director since 1995
Mr. Woodworth is President and Chief Executive Officer of Winona Knitting Mills, a division of Hampshire Designers, Inc. He was the majority stockholder and President of The Winona Knitting Mills, Inc. from 1983 until the time of its merger into Hampshire Group, Limited in October 1995.

Information about the beneficial ownership of the Company's Common Stock held by each nominee is included in the "Beneficial Ownership Table" on Page 2.

Item 2.  Transaction of Other Business

     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as Proxies in the enclosed form of Proxy to vote such Proxies in accordance with the best judgment of a majority of the Proxies on such matters.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the Board of Directors of the Company, are as follows:

             Name             Age                 Position
   Ludwig Kuttner             52        Chairman of the Board, President
                                          and Chief Executive Officer
   Eugene Warsaw              71        President and Chief Executive Officer,
                                          Hampshire Designers, Inc.
   Charles W. Clayton         61        Vice President, Secretary, Treasurer
                                          and Chief Financial Officer
   H. Edward Hurley           50        Executive Vice President,
                                          Hampshire Designers, Inc.
   Peter W. Woodworth         52        President and Chief Executive Officer,
                                          Winona Knitting Mills Division

     Ludwig Kuttner has been Chairman of the Board of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     Charles W. Clayton has been Vice President, Secretary, Treasurer and Chief Financial Officer of the Company since 1984. He served as Vice President of Finance and Controller from 1979 to 1983. Prior to joining the Company, Mr. Clayton was employed with Price Waterhouse & Co. as an audit manager.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Corporate Controller from 1986 to 1993. Formerly, he served as Controller of the Finishing Division of Springs Industries, Inc.

     Peter W. Woodworth joined the Company in October 1995. He serves as President and Chief Executive Officer of Winona Knitting Mills Division and previously served as President and Chief Executive Officer of The Winona Knitting Mills, Inc. since 1983.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE
                                               Annual Compensation
                                  ----------------------------------------
                                                                    Other
                                                                   Annual
    Name and                                                     Compensa-
Principal Position                 Year   Salary(1)   Bonus(1)    tion (2)
------------------                 ----   ---------   -------    ---------
Ludwig Kuttner                     1998   $400,000    $403,608   $17,902
 Chairman, President and           1997    400,000     731,583    87,619
 Chief Executive Officer           1996    400,000     554,908    29,031
--------------------------------------------------------------------------
Eugene Warsaw                      1998   $350,000    $442,148   $ 4,913
 President and CEO,                1997    350,000     763,166    21,692
 Hampshire Designers, Inc.         1996    350,000     537,363     5,952
--------------------------------------------------------------------------
Charles W. Clayton                 1998   $155,000    $153,117   $ 8,524
 Vice President, Secretary         1997    155,000     193,970    23,775
 Treasurer and CFO                 1996    155,000     186,250     9,974
--------------------------------------------------------------------------
H.Edward Hurley                    1998   $110,000    $115,764   $ 1,286
 Executive Vice President,         1997    110,000     190,075     5,402
 Hampshire Designers, Inc.         1996    105,000     164,967     1,827
--------------------------------------------------------------------------
Peter W. Woodworth                 1998   $155,000    $129,147   $ 5,740
 President and CEO,                1997    135,000     313,748    28,053
 Winona Knitting Mills Division    1996    135,000      72,418       -
--------------------------------------------------------------------------

(table continued)

                                            Long Term
                                           Compensation
                                              Awards
                                           ------------
                                           Securities
  Name and                                 Underlying      All Other
Principal Position               Year       Options      Compensation
------------------               ----     ------------   -------------
Ludwig Kuttner                   1998        -             $103,200 (3)
 Chairman, President and         1997      5,000            103,200
 Chief Executive Officer         1996      7,500             78,000
-----------------------------------------------------------------------
Eugene Warsaw                    1998     10,000           $  3,200 (4)
 President and CEO,              1997        -                3,200
 Hampshire Designers, Inc.       1996        -                3,000
-----------------------------------------------------------------------
Charles W. Clayton               1998     10,000           $ 13,200 (3)
 Vice President, Secretary       1997        -               13,200
 Treasurer and CFO               1996      3,500             13,000
-----------------------------------------------------------------------
H.Edward Hurley                  1998     10,000           $  3,200 (4)
 Executive Vice President,       1997        -                3,200
 Hampshire Designers, Inc.       1996        -                3,000
-----------------------------------------------------------------------
Peter W. Woodworth               1998        -             $  1,600 (4)
 President and CEO,              1997        -                1,170
 Winona Knitting Mills Division  1996      3,000                -
-----------------------------------------------------------------------

(1) The annual salary and incentive bonuses for 1998 include amounts paid into the Company's Common Stock Purchase Plan and Voluntary Deferred Compensation Plan as follows: Kuttner - $161,142; Warsaw - $237,553; Clayton - $141,848; Hurley - $42,384 and Woodworth - $132,779.

(2) The amounts reported represent discounts on stock purchased under the Company's Common Stock Purchase Plan.

(3) Pursuant to the terms of a deferred compensation plan, Kuttner and Clayton were awarded contributions of $100,000 and $10,000, respectively. In addition, $3,200 was contributed by the Company pursuant to the Company's 401(k) Retirement Savings Plan for each executive.

(4) Represents amounts contributed by the Company pursuant to the Company's 401(k) Retirement Savings Plan.


     The following table sets forth information regarding grants of stock options made during 1998 to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     -------------------------------------
                  Number of   Percent of Total
                  Securities   Options/SARs
                  Underlying   Granted to    Exercise or            Grant Date
                 Options/SARs  Employees in   Base Price  Expiration  Present
  Name            Granted (#)   Fiscal Yr.    ($/Sh) (1)    Date     Value($)(2)
------------------------------------------------------------------------------

Eugene Warsaw      2,500                      $18.125      12/31/04  $ 4,075
                   2,500                       18.125      12/31/05    4,750
                   2,500                       18.125      12/31/06    5,650
                   2,500                       18.125      12/31/07    6,825
                 --------------------------------------------------------------
                  10,000           21.16                             $21,300
-------------------------------------------------------------------------------
Charles W.         2,500                      $18.125      12/31/04  $ 4,075
 Clayton           2,500                       18.125      12/31/05    4,750
                   2,500                       18.125      12/31/06    5,650
                   2,500                       18.125      12/31/07    6,825
                 --------------------------------------------------------------
                  10,000           21.16                             $21,300
-------------------------------------------------------------------------------
H. Edward Hurley   2,500                      $18.125      12/31/04  $ 4,075
                   2,500                       18.125      12/31/05    4,750
                   2,500                       18.125      12/31/06    5,650
                   2,500                       18.125      12/31/07    6,825
                 --------------------------------------------------------------
                  10,000           21.16                             $21,300
-------------------------------------------------------------------------------

(1) The options were granted on May 6, 1998, under the Company's 1992 Stock Option Plan at the fair market value on the date of grant and vest ratably for each executive in annual installments on December 31, 1999 through 2002 and are conditional on a 15% increase in the net income of the Sweater Segment over the previous year.

(2) A variant of the Black-Scholes option pricing model was used to determine the grant date present value. In applying the model, the Company assumed a 6.65% risk-free rate of return, a 0% dividend yield, an average annualized volatility of 21.19% and an expected term from vest of 6.09 years.


                                       8


     The following table sets forth information regarding the exercise of options during 1998 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND
                            FY-END OPTION/SAR VALUE
              ---------------------------------------------------
                                             No. of Securities     Value of
                                                Underlying        Unexercised
                                               Unexercised        In-the-Money
                                              Option/SARs at      Options/SARs
                      Shares       Value        FY-End (#)        at FY-End($)
                     Acquired     Realized      Exercisable/      Exercisable/
       Name        on Exercise(#)   ($)        Unexercisable    Unexercisable(1)
-------------------------------------------------------------------------------
Ludwig Kuttner        36,364      321,821     159,261/  -      550,375/  -
-------------------------------------------------------------------------------
Eugene Warsaw            910        6,368      70,342/  -      438,831/  -
-------------------------------------------------------------------------------
Charles W. Clayton     3,636       19,762      30,535/  875    172,761/  1,258
--------------------------------------------------------------- ---------------
H. Edward Hurley      16,818      225,992       5,250/  -       25,925/  -
-------------------------------------------------------------------------------
Peter W. Woodworth       -            -         2,250/  750      3,236/  1,078
-------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock at December 31, 1998 was $12.438.

                              EMPLOYMENT CONTRACTS

     Mr. Kuttner has an employment agreement with the Company effective January 1, 1998, which provides for an annual salary of $400,000; annual incentive compensation equal to 7% of the net after tax earnings of the Company; and an annual deferred compensation payment of $100,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to: (i) his average compensation for the five calendar years preceding the year in which the termination occurs; (ii) multiplied by two; and (iii) paid in equal 24 monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse would receive an amount equal to the severance payment if he were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. pursuant to which he receives a salary of $350,000 per year, plus an incentive bonus based on the pre-tax income of the sweater division. The Company and Mr. Warsaw each have the right to terminate the agreement at any time upon twelve months notice.

     Mr. Woodworth has an employment agreement with Hampshire Designers, Inc. pursuant to which he receives a salary of $155,000 per year, plus an incentive bonus of two percent based on the income before income taxes of the Winona Knitting Mills Division.


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining executive compensation.

     Compensation of All Executives. The Committee believes that, in order to maximize the Company's profitability, it must attract, motivate and retain executives of the highest caliber to cause the Company to achieve such profitability. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of the stockholders.

     Annual Compensation. Annual compensation consists of salary and incentive bonuses with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers are provided by a profit incentive plan, whereby approximately 15% of pre-tax profits are allocated to the executives of the business, either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for executives of Winona Knitting Mills Division are determined by a profit incentive plan pursuant to which ten percent of the income before income taxes of Winona is allocated annually to key executives. Approximately two percent is allocated to Peter Woodworth, Chief Executive Officer.

     Incentive bonuses for Company officers, including Mr. Kuttner, are based on annual goals established by the Committee. A major portion of the incentive bonus is based on the Company achieving profit goals established by the Committee. The incentive bonus paid to Mr. Kuttner for 1998 reflected the achievement of both financial and subjective goals.

     Chief Executive Officer Compensation. Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $400,000, annual incentive bonus compensation equal to 7% of net after-tax earnings of the Company and an annual deferred compensation payment of $100,000.

     Long-Term Incentive Compensation. Long-term incentive compensation consists of grants of stock options and the opportunity for key executives to use a portion of their incentive bonuses to purchase Common Stock of the Company, at a discount, pursuant to the Company's Common Stock Purchase Plan for Directors and Executives. Long-term incentive compensation awards are based on the individual responsibilities of the executive, Company financial results and financial performance of particular profit centers.

     In 1998, the Committee awarded options to purchase 10,000 shares each to Messrs. Warsaw, Clayton and Hurley of Common Stock of the Company in recognition of their contributions to the performance of the Company and to further align their interest with those of the shareholders. The options vest ratably in annual installments on December 31, 1999 through 2002 and are conditional on a 15% net income of the Sweater Segment over the previous year.

     Awards of stock options by the Committee are made on a subjective basis after the Committee's evaluation of an executive's performance.

     Policy with Respect to the $1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year paid to or accrued for each of its Chief Executive Officer and four other most highly compensated executive officers. Certain "performance- based" compensation, such as stock options awarded under the Company's 1992 Stock Option Plan, are not subject to the limitation on deductibility. While the Committee considers the limits on deductibility imposed by Section 162(m), the Committee believes that the benefits of having flexibility in awarding cash compensation can sometimes outweigh the lack of deductibility. All of the compensation earned by the Named Executive Officers for 1998 was fully deductible.


                                    COMPENSATION COMMITTEE


                                    Herbert Elish and Joel Goldberg

                        Compensation Committee interlocks

     Mr. Elish has served as a member of the Compensation Committee since 1992 and Dr. Goldberg joined the Committee in 1998. Neither member of the Committee is or has been an officer or an employee of the Company.

     Dr. Goldberg provided consulting services to the Company during 1998.

                            COMPENSATION OF DIRECTORS

     During 1998, Messrs. Elish and Sperry and Dr. Goldberg received annual director's fees of $15,000 each and Messrs. Elish and Sperry receive $10,000 each for serving as members of the Investment Committee. At their election, all of the director's fees earned by Mr. Sperry and Dr. Goldberg were used to purchase Common Stock under the Common Stock Purchase Plan. Messrs. Kuttner, Warsaw and Woodworth do not receive director's fees. The Company reimburses the directors for expenses associated with attendance at the Board of Directors' meetings.

                Meetings and Committees of the Board of Directors

     The Board of Directors held seven meetings during the year ended December 31, 1998, and each Director attended at least 75% of the aggregate number of meetings held while he was a director and of the total number of meetings held by all committees of the Board on which he served.

     The Company has a Compensation Committee (the "Compensation Committee") which reviews and recommends to the Board of Directors the cash or other compensation, including any stock options, to be paid to management. The Compensation Committee currently consists of Mr. Elish and Dr. Goldberg, neither of which are officers or employees of the Company. The Compensation Committee held two meetings during the fiscal year ended December 31, 1998.

     The Company has an Audit Committee which consults with management regarding selection of the independent public accountants, reviews with management all significant accounting and disclosure matters and reviews the scope and findings of such accountant's examination. The Audit Committee also meets with the independent accountants, without the participation of management, to inquire as to the adequacy of the Company's internal controls and the cooperation of management and company personnel in respect to the accountant's examination. The Audit Committee consists of Messrs. Elish, Goldberg and Sperry, none of which are officers or employees of the Company. The Audit Committee held two meetings during the fiscal year ended December 31, 1998.

     The Company has an Investment Committee which reviews with management all significant investment opportunities. The Investment Committee currently consist of Messrs. Kuttner, Elish and Sperry. The Investment Committee held five meetings during the fiscal year ended December 31, 1998.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases its Anderson, South Carolina corporate office facilities (10,000 square feet) and distribution center (57,000 square feet) from Commerce Center Associates, Inc. ("Commerce Center"). Ludwig Kuttner, Chief Executive Officer of the Company, and his wife, Beatrice Ost-Kuttner, together own approximately 18% of the voting stock of Commerce Center. The terms of these leases were approved by the Board of Directors of the Company without the participation of Mr. Kuttner. The Board believes, based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate rent paid during 1998 on these two facilities was $200,000.

     The Company leases its sewing plant in La Crescent, Minnesota (15,600 square feet) and certain storage facilities in Winona, Minnesota from Pete Woodworth, President and Chief Executive Officer of Winona Knitting Mills Division, and his wife. Further, the Company leases its knitting and finishing plant (110,000 square feet) from Mr. Woodworth and certain of his relatives. The Board believes, based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate annual rent for these facilities during 1998 was $161,000.

     Mr. Harvey L. Sperry, a Director of the Company, is a partner in the law firm of Willkie Farr and Gallagher. The firm has served as legal counsel to the Company since 1977. Dr. Joel Goldberg, a Director of the Company, is a principal of Career Consultants, Inc. which provides human resource consulting services to the Company.

                        Compliance with Section 16(a) of
                       the Securities Exchange Act of 1934

     The Company assists the directors and executives in filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executives, there were no delinquent Section 16 reports during the fiscal year ended December 31, 1998.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as independent accountants of Hampshire Group, Limited for 1998, after having previously served in the same capacity since 1984 and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of PricewaterhouseCoopers will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.


                                PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's stock performance, the National Association of Security Dealers Automated Quotation
Composite Index and the Dow Jones Apparel Industry Index (United States), in each case assuming an investment of $100 on December 31, 1993 and the cumulation and the reinvestment of dividends paid thereafter through December 31, 1998. The
Company chose the NASDAQ Composite Index as a measure of the broad equity market and the Dow Jones Apparel Index as a measure of its relative industry performance.

[GRAPH APPEARS HERE]

"HAMP"             100       135        209        235       326        230
Hampshire
Group, Limited

"NASDAQ"           100        97        135        166       202        282
The NASDAQ
Stock Market

"DJAI"             100       114        137        205       171        148
Dow Jones
Apparel Index

                    |         |          |          |         |          |
               ---------  ---------  ---------  ---------  ---------  ---------
               Dec. 1993  Dec. 1994  Dec. 1995  Dec. 1996  Dec. 1997  Dec. 1998



                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company no later than January 31, 2000 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625.


                      INFORMATION AVAILABLE TO STOCKHOLDERS

     The Company's 1998 Annual Report to Stockholders and Form 10-K are being mailed with this Proxy Statement. Additional copies of the 1998 Annual Report and Form 10-K as filed with the United States Securities and Exchange Commission, may be obtained by Stockholders, without charge, from the Company by writing to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625; or by request at Hampshire's e-mail address: lwest@hamp.com. Financial statements are also on file with the United States Securities and Exchange Commission, Washington, DC 20549 and can be obtained directly at http://www.sec.gov/.



Anderson, South Carolina                By order of the Board of Directors,
April 5, 1999

                                        /s/ Ludwig Kuttner
                                       ---------------------------------------
                                       Ludwig Kuttner
                                       Chairman of the Board, President
                                       and Chief Executive Officer


                  STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE,
                    DATE, SIGN AND RETURN THE ENCLOSED PROXY.
                    YOUR COOPERATION IS GREATLY APPRECIATED.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
           HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 5, 1999 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at the Princeton Club, 15 West Forty-Third Street, New York, New York, on May 5, 1999, at 10:00 A.M. and at any and all adjournments thereof, with all power the undersigned would possess if personally present.

Item 1. Election of five Directors.
        Nominees: 01-Ludwig Kuttner; 02-Herbert Elish; 03-Harvey L. Sperry;
                  04-Eugene Warsaw; and 05-Peter W. Woodworth; 06-Joel Goldberg

        ___ For all nominees listed above
        ___ Withhold authority to vote for all nominees
        ___ Withhold authority to vote for any individual
            nominee _____, _____, _____, _____,
                   (write numbers of nominee(s) above)

This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the five nominees listed above.

        ___ Please check here if you plan to attend the Annual Meeting.

        Number of shares:___________
        Dated: ____________, 1999

        Signature(s) __________________________
                     __________________________
                     [Please sign exactly as names(s)appear(s) on the stock
                      certificate. For joint accounts, all co-owners must sign Executor, Administrators, Trustees, etc. should so indicate when signing.]

                 (Please complete, date, sign and return)